UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 30, 2015

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-28000	58-2213805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100 Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): 770-779-3900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of PRGX Global, Inc. (the “Company”) made its annual grant of equity incentive awards to its executive officers. The grants to these executive officers consisted of an aggregate of 1,325,000 Performance-Based Restricted Stock Units (“Units”). If vested, 50% of the vested Units will be paid in whole shares of common stock and the remaining Units will be paid in cash in an amount equal to the remaining vested Units.

The Units were granted pursuant to the terms and conditions of the Company’s 2008 Equity Incentive Plan (the “Plan”) and the form of Performance-Based Restricted Stock Unit Agreement. Each Unit corresponds to a share of the common stock of the Company. The Units vest and become payable based on the cumulative adjusted EBITDA that the Company (excluding the Healthcare Claims Recovery Audit business) achieves for the two-year performance period ending December 31, 2016. At the threshold performance level, 35% of the Units will become vested and payable; at the target performance level, 100% of the Units will become vested and payable; and at the maximum performance level, 200% of the Units will become vested and payable. If performance falls between the stated performance levels, the percentage of Units that shall become vested and payable will be based on straight line interpolation between such stated performance levels (although the Units may not become vested and payable for more than 200% of the Units and no Units shall become vested and payable if performance does not equal or exceed the threshold performance level). The target performance level is consistent with the Company’s long term growth plan and aligned with financial performance expected to result in meaningful enterprise value creation. Achievement of the adjusted EBITDA performance levels required for vesting of any of the Units will require substantial improvement over the Company’s comparable adjusted EBITDA performance in 2014. The Units will become payable, if at all, no later than 15 days after the Committee determines the performance criteria achieved for the performance period (which determination cannot, in any event, be earlier than January 2017 or after April 2017).

The foregoing description is qualified in its entirety by reference to the form of Performance-Based Restricted Stock Unit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit 10.1	Form of PRGX Performance-Based Restricted Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and
General Counsel

Dated: April 1, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Form of PRGX Performance-Based Restricted Stock Unit Agreement.